Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-297133 on Form S-1 of our report dated March 2, 2026 (May 26, 2026, as to the change in grant income presentation, as discussed in Note 2), relating to the financial statements of SeeQC, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Costa Mesa, California

August 28, 2026